                                                                    EXHIBIT 99.4


                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data presented below with respect to P-Com's consolidated statements of operations for each of the three years in the period ended December 31, 1996, and with respect to P-Com's consolidated balance sheets at December 31, 1995 and 1996, are derived from the consolidated financial statements included elsewhere in this Form 8-K, which have been audited by Price Waterhouse LLP. All such data are qualified by, and should be read in conjunction with, such consolidated financial statements and the notes related thereto. The selected consolidated financial data presented below with respect to P-Com's consolidated statements of operations for the years ended December 31, 1992 and 1993, and with respect to P-Com's consolidated balance sheets at December 31, 1992, 1993 and 1994, are derived from the Company's audited consolidated financial statements which are not included herein. The selected consolidated financial data presented below with respect to P-Com's consolidated statements of operations for the six months ended June 30, 1996 and 1997 and with respect to P-Com's consolidated balance sheet at June 30, 1997 are derived from unaudited interim consolidated financial statements which, in the opinion of the Company's management, include all material adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial position and results of operations of the Company for the unaudited interim periods. The consolidated statement of operations data for any particular period are not necessarily indicative of the results of operations for any future period, including the Company's fiscal year ending December 31, 1997. The data set forth below is qualified in its entirety by, and should be read in conjunction with the consolidated financial statements and notes thereto and the discussion thereof included elsewhere in this Form 8-K, including but not limited to "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following information as previously reported has been restated for all periods to include the financial data of Control Resources Corporation ("CRC"), which was acquired in a pooling of interests transaction on May 29, 1997.

                                                                       SIX MONTHS
                                 YEARS ENDED DECEMBER 31,            ENDED JUNE 30,
                         ------------------------------------------- ---------------
                          1992     1993     1994     1995     1996    1996    1997
                         -------  -------  -------  ------- -------- ------- -------
                                                                       (UNAUDITED)
                             (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Sales................... $ 8,516  $ 9,575  $19,198  $52,846 $101,853 $40,673 $87,771
Cost of sales...........   3,994    5,404   11,517   29,947   60,362  24,609  51,630
                         -------  -------  -------  ------- -------- ------- -------
 Gross profit...........   4,522    4,171    7,681   22,899   41,491  16,064  36,141
                         -------  -------  -------  ------- -------- ------- -------
Operating expenses:
 Research and
  development...........   3,002    6,313    7,978   12,284   20,163   8,393  13,825
 Selling and marketing..   1,603    1,811    2,841    4,487    6,930   2,937   6,598
 General and
  administrative........   1,938    2,271    3,026    3,329    5,760   2,456   6,335
                         -------  -------  -------  ------- -------- ------- -------
   Total operating
    expenses............   6,543   10,395   13,845   20,100   32,853  13,786  26,758
                         -------  -------  -------  ------- -------- ------- -------
Income (loss) from
 operations.............  (2,021)  (6,224)  (6,164)   2,799    8,638   2,278   9,383
Interest and other
 income (expense), net..      77      (25)    (169)     244    1,156     129     (68)
                         -------  -------  -------  ------- -------- ------- -------
Income (loss) before
 income taxes...........  (1,944)  (6,249)  (6,333)   3,043    9,794   2,407   9,315
Provision for income
 taxes..................     104       49       95      221      922     357   3,353
                         -------  -------  -------  ------- -------- ------- -------
   Net income (loss).... $(2,048) $(6,298) $(6,428) $ 2,822 $  8,872 $ 2,050 $ 5,962
                         =======  =======  =======  ======= ======== ======= =======
Net income (loss) per
 share(1)...............                   $ (0.27) $  0.08 $   0.22 $  0.05 $  0.14
                                           =======  ======= ======== ======= =======
Weighted average common
 and common equivalent
 shares(1)..............                    24,255   33,741   39,418  39,023  42,400
                                           =======  ======= ======== ======= =======

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
                                                                          JUNE 30,
                                        DECEMBER 31,                        1997
                         ----------------------------------------------  -----------
                          1992     1993      1994      1995      1996      ACTUAL
                         -------  -------  --------  --------  --------  -----------
                                                                         (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $ 1,077  $ 3,660  $  1,294  $  8,186  $ 42,025   $ 19,511
Working capital.........   3,944    5,001     2,886    36,662    88,604     71,996
Total assets............   6,601    9,178    14,818    58,884   146,241    190,306
Long-term debt..........     353      688       894       221       259      2,087
Retained earnings
 (accumulated deficit)..  (1,215)  (7,513)  (13,941)  (11,118)   (2,246)     3,716
Stockholders' equity....   4,731    6,128     4,716    45,010   110,254    131,886

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(1) See Note 1 of Notes to Consolidated Financial Statements for a description of the calculation of the method used to determine the number of shares used to compute share and per share amounts. Net loss per share for the years ended December 31, 1992 and 1993 is not considered meaningful and is not presented herein.

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